                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  June 27, 2000


                            NATIONAL-STANDARD COMPANY

             (Exact name of registrant as specified in its charter)

    Indiana                         1-3940                       38-1493458
(State or other                   (Commission                   (IRS Employer
jurisdiction of                    File No.)                 Identification No.)
incorporation)

                    1618 Terminal Road, Niles, Michigan 49120
                    (Address of principal executive offices)


                                  (616) 683-8100
              (Registrant's telephone number, including area code)


                                  Not applicable
         (Former name or former address, if changes since last report)

Item 5.  Other Events

     On June 27, 2000, National-Standard Company (the "Company") and Heico Holdings, Inc. ("Parent") announced that they had entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a subsidiary of Parent ("Purchaser") will commence a cash tender offer (the "Offer") to purchase all the issued and outstanding shares of common stock of the Company, $0.01 par value per share (the "Shares"), at a price of $1.00 per Share, net to the seller in cash, without interest thereon, subject to the terms and conditions of the Offer. The obligation of Purchaser to accept for payment or pay for Shares is subject to the satisfaction of the condition that there shall be validly tendered in accordance with the terms of the Offer prior to the expiration date of the Offer and not withdrawn a number of Shares which represents at least a majority of the Shares outstanding, and certain other conditions. The Merger Agreement provides that, following the consummation of the Offer, upon the satisfaction or waiver of certain conditions, Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). In the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares held in the treasury of the Company, Shares owned by Parent, Purchaser or any other wholly owned subsidiary of Parent) will be converted, by virtue of the Merger and without any action by the holder thereof, into the right to receive $1.00 per Share (or any higher price paid per Share in the Offer) (the "Offer Price"), net to the seller in cash, without interest thereon.

     As of June 23, 2000, there were approximately 5,788,569 Shares issued and outstanding. The transaction is subject to various regulatory approvals, including Hart-Scott-Rodino clearance, and to the satisfaction of certain other conditions, and also provides for the payment of a break-up fee and reimbursement of certain expenses under certain conditions.

     Founded in 1907, National-Standard is a publicly traded Niles, Michigan based firm with annual sales of approximately $160 million, manufacturing and distributing a broad range of wire and wire-related products, including tire bead wire and welding wire, in addition to wire cloth and fabricated filters for the automotive air bag industry. The press release of the Company announcing the signing of the Merger Agreement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

          Exhibit
          Number                    Description of Exhibit
          -------                   ----------------------
           99.1 Press Release dated June 27, 2000, of National-Standard Company announcing the signing of the Merger Agreement.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: June 27, 2000

                                NATIONAL-STANDARD COMPANY



                                By:         /s/ Ronald B. Kalich
                                    -------------------------------------
                                    Ronald B. Kalich
                                    President and Chief Executive Officer

                                       3